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                 [AKERMAN SENTERFITT LETTERHEAD]








April 19, 2004                                                      EXHIBIT 5.1



Technical Olympic USA, Inc.
4000 Hollywood Boulevard
Suite 500 N
Hollywood, Florida 33021

Ladies and Gentlemen:

         We have acted as (i) counsel to Technical Olympic USA, Inc., a Delaware corporation (the "Company") and (ii) special counsel to those subsidiaries of the Company listed in the Registration Statement (as defined below) (collectively, the "Subsidiary Guarantors"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by (i) the Company of up to an aggregate of $125,000,000 of the Company's 7 1/2% Senior Subordinated Notes due 2011 (the "New Notes") and (ii) the Subsidiary Guarantors of guarantees ("Guarantees") with respect to the New Notes. The New Notes and the Guarantees will be issued under an Indenture (the "Indenture"), dated as of March 17, 2004, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). The New Notes will be offered by the Company in exchange for $125,000,000 aggregate principal amount of its outstanding 7 1/2% Senior Subordinated Notes due 2011 (the "Old Notes").

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments of the Company and the Subsidiary Guarantors as in our judgment are necessary or appropriate for purposes of this opinion. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

         We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.


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Technical Olympic USA, Inc.
April 19, 2004
Page 2
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         Based upon the foregoing examination, we are of the opinion that:

      1. When the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture in exchange for the Old Notes, the New Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and general principals of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

      2. When (a) the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture in exchange for the Old Notes and (b) the Guarantees have been duly endorsed as a notation on the New Notes, the Guarantees will constitute valid and legally binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and general principals of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                          Sincerely,


                                                          /s/ AKERMAN SENTERFITT